EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Fourth Quarter and Full Year 2025 Financial Results

Key Q4 and Full Year 2025 Highlights
•Revenue and Adj. Revenue(1): Q4 $770M / FY $3,042M
•Pre-tax Income (Loss): Q4 $(28)M / FY $(160)M
•Adj. EBITDA Margin(1): Q4 6.5% / FY 5.4%
•New Business Signings ACV(2): Q4 $152M / FY $517M

FLORHAM PARK, NJ, February 12, 2026 - Conduent Incorporated (Nasdaq: CNDT), a global technology driven business process solutions and services company, today announced its fourth quarter and full year 2025 financial results.

Harsha V. Agadi, Chief Executive Officer stated. “Q4 and full‑year 2025 reflected mixed execution for Conduent. In our Government and Transportation segments, we saw improving revenue trends, continued growth in the sales pipeline, and further gains in cost efficiency. In Commercial, we are focused on strengthening our go‑to‑market strategy by enhancing our sales organization and expanding penetration of our solutions within our existing client base. While we recognize there is more work ahead, the results in Government and Transportation demonstrate the early impact of the disciplined actions the team has taken over the past several months."

“Having led several successful transformations, I know sustainable turnarounds are built on focus, consistency, and a commitment to serving clients exceptionally well. I’ve been impressed by the strength of our people, our capabilities, and the opportunities to deepen adoption of our AI‑ and GenAI‑enabled solutions."

Agadi continued, “Our priorities are clear: accelerating execution, enforcing financial discipline, reducing our cost structure, optimizing the portfolio, converting pipeline into growth, and simplifying our organizational structure to position us to capitalize on the opportunities ahead. I look forward to continuing this work with our teams and updating our stakeholders as we advance our progress.”

EXHIBIT 99.1
Key Financial Q4 and Full Year 2025 Results

($ in millions, except margin and per share data)	Q4 2025	Q4 2024	Current Quarter Y/Y B/(W)	FY 25	FY 24	FY Y/Y B/(W)
Revenue	$770	$800	(3.8)%	$3,042	$3,356	(9.4)%
Adjusted Revenue(1)	$770	$800	(3.8)%	$3,042	$3,176	(4.2)%
GAAP Net Income (Loss)	$(33)	$(12)	(158.3)%	$(170)	$426	(139.9)%
Adjusted EBITDA(1)	$50	$32	56.3%	$164	$124	32.3%
Adjusted EBITDA Margin(1)	6.5%	4.0%	250 bps	5.4%	3.9%	150 bps
GAAP Income (Loss) Before Income Tax	$(28)	$(82)	68.3%	$(160)	$504	(131.7)%
GAAP Diluted EPS	$(0.23)	$(0.09)	$(0.13)	$(1.14)	$2.23	$(3.37)
Adjusted Diluted EPS(1)	$(0.09)	$(0.15)	$0.07	$(0.43)	$(0.51)	$0.08
Cash Flow from Operating Activities	$39	$41	(4.9)%	$(73)	$(50)	(46.0)%
Adjusted Free Cash Flow(1)	$28	$62	(54.8)%	$(130)	$(59)	(120.3)%
Performance Commentary
At the end of 2025, Conduent maintained a cash balance of $243 million along with $223 million unused capacity under its recently renewed credit facility.

Full year 2025 pre-tax income (loss) was $(160) million versus $504 million in the prior year. This decrease is primarily caused by the divestiture-driven gains in the prior year.

2025 Adjusted EBITDA of $164 million and Adjusted EBITDA margin of 5.4% increased versus the prior year and were in line with guidance showing continued momentum toward our target margin.

CEO Priorities
•Increase speed and accountability: Accelerate decision making and operational excellence across a global enterprise that is focused on being client centric.
•Enforce financial discipline: Drive all decisions through the lens of their impact to revenue growth, margin expansion, and free cash flow.
•Reduce cost structure: Leaner organization with clear line of sight for business leaders. We will reduce layers and empower leaders with full P&L ownership.
•Optimize the portfolio: Execute a fix, sell, or grow strategy to improve performance, reduce debt, and invest in growth.
•Convert pipeline to growth: Improve pipeline execution to deliver consistent revenue growth.
(1) Refer to Appendix for definition and complete non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Adjusted Free Cash Flow.
(2) Refer to Appendix for definition

EXHIBIT 99.1
Conference Call
Management will present the results during a conference call and webcast on February 12, 2026 at 9:00 a.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-407-4019 toll-free. If requested, the conference ID for this call is 13758159.

The international dial-in is 1-201-689-8337. The international conference ID is also 13758159.

A recording of the conference call will be available by calling 1-877-660-6853 three hours after the conference call concludes. The replay ID is 13758159.

The telephone recording will be available until February 26, 2026

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 51,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $80 billion in government payments annually, enabling approximately 2.0 billion customer service interactions annually, empowering millions of employees through HR services every year and processing over 14 million tolling transactions every day. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

EXHIBIT 99.1
Forward-Looking Statements

This press release, any exhibits or attachments to this release, and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "expectations," "in front of us," "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "looking to continue," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," "as we progress," "going to," "path from here forward," "think," "path to deliver," "from here," "on track," "remain" and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release or any attachment to this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general and market and economic conditions. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts, the competitiveness of the markets in which we operate and our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; the impact of geopolitical events and geopolitical tensions (such as the war in the Ukraine and conflict in the Middle East), macroeconomic conditions, natural disasters and other factors in a particular country or region on our workforce, customers and vendors; our reliance on third-party providers; our ability to deliver on our contractual obligations properly and on time; changes in continued interest in outsourced business process services; the adverse effect of claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; expectations relating to environmental, social and governance considerations; utilization of our stock repurchase program; the effects related to our use of artificial intelligence on our business; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; risks related to hacking or other cybersecurity threats to our data systems, information systems and network infrastructure and other service interruptions, including relating to the previously disclosed cyber event that took place in January 2025 (the

EXHIBIT 99.1
“January 2025 Cyber Event”), including Conduent’s investigation of such incident and mitigation and remediation efforts, the nature and extent of such incident, the potential disruption to our business or operations, the potential impact on Conduent’s reputation, and Conduent’s assessments of the likely financial and operational impacts of such incident; our ability to comply with data security standards; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; risks related to divestiture transactions, including but not limited to the Company’s ability to realize the benefits anticipated from such transactions, and unexpected costs or liabilities in connection with such transactions, the impact of potential goodwill and other asset impairments on our results of operations; our significant indebtedness and the terms of such indebtedness; our failure to obtain or maintain a satisfactory credit rating and financial performance; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; increases in the cost of voice and data services or significant interruptions in such services; our ability to receive dividends or other payments from our subsidiaries; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2025 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

EXHIBIT 99.1
# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Joshua Overholt, Conduent, joshua.overholt@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Revenue	$770	$800	$3,042	$3,356

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	624	662	2,490	2,730
Selling, general and administrative (excluding depreciation and amortization)	96	109	412	455
Research and development (excluding depreciation and amortization)	1	2	4	6
Depreciation and amortization	50	47	194	204
Restructuring and related costs	11	25	35	46
Interest expense	12	13	48	75
Goodwill impairment	—	28	—	28
(Gain) loss on divestitures and transaction costs, net	3	—	11	(696)
Litigation settlements (recoveries), net	(3)	3	(1)	9
Loss on extinguishment of debt	—	2	1	8
Other (income) expenses, net	4	(9)	8	(13)
Total Operating Costs and Expenses	798	882	3,202	2,852
Income (Loss) Before Income Taxes	(28)	(82)	(160)	504
Income tax expense (benefit)	5	(70)	10	78
Net Income (Loss)	$(33)	$(12)	$(170)	$426

Net Income (Loss) per Share:
Basic	$(0.23)	$(0.09)	$(1.14)	$2.28
Diluted	$(0.23)	$(0.09)	$(1.14)	$2.23

EXHIBIT 99.1
CONDUENT INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net Income (Loss)	$(33)	$(12)	$(170)	$426
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	3	(23)	34	(37)
Unrecognized gains (losses), net	(1)	(1)	(1)	(1)
Changes in benefit plans, net	2	1	2	1
Other Comprehensive Income (Loss), Net	4	(23)	35	(37)

Comprehensive Income (Loss), Net	$(29)	$(35)	$(135)	$389

(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$233	$366
Accounts receivable, net	500	493
Contract assets	123	132
Other current assets	213	261
Total current assets	1,069	1,252
Land, buildings and equipment, net	181	167
Operating lease right-of-use assets	136	169
Deferred contract costs, net	128	126
Goodwill	617	609
Other long-term assets	266	276
Total Assets	$2,397	$2,599
Liabilities and Equity
Current portion of long-term debt	$22	$24
Accounts payable	142	157
Accrued compensation and benefits costs	173	170
Contract liabilities	74	103
Other current liabilities	270	290
Total current liabilities	681	744
Long-term debt	665	615
Deferred taxes	19	24
Operating lease liabilities	102	138
Other long-term liabilities	103	93
Total Liabilities	1,570	1,614

Series A convertible preferred stock	142	142

Common stock	2	2
Treasury stock, at cost	(235)	(210)
Additional paid-in capital	3,968	3,952
Retained earnings (deficit)	(2,613)	(2,433)
Accumulated other comprehensive loss	(437)	(472)
Total Conduent Inc. Equity	685	839
Noncontrolling Interest	—	4
Total Equity	685	843
Total Liabilities and Equity	$2,397	$2,599

Shares of common stock issued and outstanding	154,709	161,829
Shares of series A convertible preferred stock issued and outstanding	120	120
Shares of common stock held in treasury	70,097	60,868

EXHIBIT 99.1
CONDUENT INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$(33)	$(12)	$(170)	$426
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	50	47	194	204
Contract inducement amortization	1	1	3	3
Goodwill impairment	—	28	—	28
Deferred income taxes	(19)	(28)	(22)	(5)
Amortization of debt financing costs	—	—	1	3
Loss on extinguishment of debt	—	2	1	8
(Gain) loss on divestitures and sales of fixed assets, net	—	3	2	(724)
Stock-based compensation	6	5	19	19
Changes in operating assets and liabilities	18	58	(103)	(51)
Net change in income tax assets and liabilities	16	(63)	2	39
Net cash provided by (used in) operating activities	39	41	(73)	(50)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(15)	11	(59)	(28)
Cost of additions to internal use software	(7)	(5)	(22)	(28)
Proceeds from divestitures	—	28	53	851
Net cash provided by (used in) investing activities	(22)	34	(28)	795
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	—	—	259	80
Proceeds from the issuance of debt, net	1	—	5	—
Payments of debt issuance costs	(1)	—	(4)	—
Payments of revolving credit facility	(25)	—	(150)	(80)
Payments of debt	(4)	(89)	(105)	(676)
Treasury stock purchases	(5)	—	(25)	(182)
Excise tax payment on treasury stock purchases	—	—	(2)	—
Taxes paid for settlement of stock-based compensation	(2)	(4)	(2)	(9)
Dividends paid on preferred stock	(3)	(3)	(10)	(10)
(Repurchase of) contribution from noncontrolling interest	—	—	(5)	—
Net cash provided by (used in) financing activities	(39)	(96)	(39)	(877)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(6)	6	(10)
Increase (decrease) in cash, cash equivalents and restricted cash	(21)	(27)	(134)	(142)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	264	404	377	519
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$243	$377	$243	$377
 ___________
(1)Includes $10 million and $11 million restricted cash as of December 31, 2025 and 2024, respectively, that were included in Other current assets on the respective Consolidated Balance Sheets.

EXHIBIT 99.1

Appendix

Definitions

New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.

New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or expansion with existing customers.

TTM: Trailing twelve months.

PBT: Profit before tax.

Non-GAAP Financial Measures

We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

Management cautions that amounts presented in accordance with Conduent's definition of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner.
A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.
These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under Accounting Standards Codification 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Revenue, Adjusted Profit Before Tax, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate

We make adjustments to Revenue, Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Profit Before Tax, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate:

EXHIBIT 99.1
•Amortization of acquired intangible assets. This is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. This includes restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents goodwill impairment charges arising from annual or interim goodwill testing.
•(Gain) loss on divestitures and transaction costs, net. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net represents settlements or recoveries for various matters subject to litigation.
•Loss on extinguishment of debt. This represents write-off related debt issuance costs related to prepayments of debt.
•Direct response costs - cyber event. This represents costs related to investigating, remediating and responding to the January 2025 Cyber Event.
•Other charges (credits). This includes Other (income) expenses, net on the Consolidated Statements of Income (loss) and other adjustments.
•Divestitures. Revenue and Adjusted EBITDA of divested businesses are excluded.

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, as applicable, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs, net.
•Litigation settlements (recoveries), net.
•Loss on extinguishment of debt.
•Direct response costs - cyber event.
•Other charges (credits).
•Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement

EXHIBIT 99.1
amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs, net.
•Litigation settlements (recoveries), net.
•Loss on extinguishment of debt.
•Direct response costs - cyber event.
•Other charges (credits).
•Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment, as applicable. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, proceeds from failed sale-leaseback transactions and certain other identified adjustments, as applicable. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Revenue, Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows (see footnotes on last page of Non-GAAP reconciliations):

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
ADJUSTED REVENUE
Revenue	$770	$800	$3,042	$3,356
Adjustment:
Divestitures(1)	—	—	—	(180)
Adjusted Revenue	770	800	3,042	3,176
Foreign currency impact	(8)	2	(10)	1
Revenue at Constant Currency	$762	$802	$3,032	$3,177

ADJUSTED NET INCOME (LOSS) - from Net Income (loss)
Net Income (Loss) From Continuing Operations	$(33)	$(12)	$(170)	$426
Adjustments:
Amortization of acquired intangible assets(2)	—	1	2	5
Restructuring and related costs	11	25	35	46
Goodwill impairment	—	28	—	28
Loss on extinguishment of debt	—	2	1	8
(Gain) loss on divestitures and transaction costs, net	3	—	11	(696)
Litigation settlements (recoveries), net	(3)	3	(1)	9
Direct response costs - cyber event	—	—	25	—
Other charges (credits)	4	(5)	8	(9)
Total Non-GAAP Adjustments	15	54	81	(609)
Income tax adjustments(3)	6	(63)	30	100
Adjusted Net Income (Loss) Before Adjustment for Divestitures	(12)	(21)	(59)	(83)
Divestitures(1)	—	—	—	(35)
Adjusted Net Income (Loss)	$(12)	$(21)	$(59)	$(118)

ADJUSTED NET INCOME (Loss) – from Income (loss) before income tax
Income (Loss) Before Income Taxes	$(28)	$(82)	$(160)	$504
Adjustments:
Total Non-GAAP Adjustments	15	54	81	(609)
Adjusted PBT Before Adjustment for Divestitures	(13)	(28)	(79)	(105)
Divestitures(1)	—	—	—	(35)
Adjusted PBT	$(13)	$(28)	$(79)	$(140)

Adjusted PBT Before Adjustment for Divestitures	(13)	(28)	(79)	(105)
Adjustments:
Income tax expense (benefit)	$5	$(70)	$10	$78
Income tax adjustments(3)	(6)	63	(30)	(100)
Adjusted Income Tax Expense (Benefit)	(1)	(7)	(20)	(22)
Adjusted Net Income (Loss) Before Adjustment for Divestitures	(12)	(21)	(59)	(83)
Divestitures(1)	—	—	—	(35)
Adjusted Net Income (Loss)	$(12)	$(21)	$(59)	$(118)

EXHIBIT 99.1

CONTINUED	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$(28)	$(82)	$(160)	$504
Adjustments:
Total non-GAAP adjustments	15	54	81	(609)
Interest expense	12	13	48	75
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	(1)	(15)	(31)	(30)
Divestitures(1)	—	—	—	(35)
Adjusted Operating Income (Loss)	$(1)	$(15)	$(31)	$(65)

ADJUSTED EBITDA
Net Income (Loss) From Continuing Operations	$(33)	$(12)	$(170)	$426
Income tax expense (benefit)	5	(70)	10	78
Depreciation and amortization	50	47	194	204
Contract inducement amortization	1	1	3	3
Interest expense	12	13	48	75
EBITDA Before Adjustment for Divestitures	35	(21)	85	786
Divestitures(1)	—	—	—	(35)
Divestitures depreciation and amortization(1)	—	—	—	(13)
EBITDA	35	(21)	85	738
Adjustments:
Restructuring and related costs	11	25	35	46
Goodwill impairment	—	28	—	28
(Gain) loss on divestitures and transaction costs, net	3	—	11	(696)
Litigation settlements (recoveries), net	(3)	3	(1)	9
Loss on extinguishment of debt	—	2	1	8
Direct response costs - cyber event	—	—	25	—
Other charges (credits)	4	(5)	8	(9)
Adjusted EBITDA	$50	$32	$164	$124

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin and Adjusted EBITDA Margin were as follows:

	Three Months Ended December 31,		Year Ended December 31,
(Amounts are in whole dollars, shares are in thousands and margins and rates are in %)	2025	2024	2025	2024
ADJUSTED DILUTED EPS(4)
Weighted Average Common Shares Outstanding	153,803	160,374	158,422	182,513
Adjustments:
Restricted stock and performance units / shares	—	—	—	—
Adjusted Weighted Average Common Shares Outstanding	153,803	160,374	158,422	182,513

Diluted EPS from Continuing Operations	$(0.23)	$(0.09)	$(1.14)	$2.23
Adjustments:
Total non-GAAP adjustments	0.10	0.33	0.52	(3.29)
Income tax adjustments(3)	0.04	(0.39)	0.19	0.55
Adjusted Diluted EPS	$(0.09)	$(0.15)	$(0.43)	$(0.51)

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	(18.7)%	85.4%	(6.1)%	15.5%
Adjustments:
Total non-GAAP adjustments	26.0%	(60.4)%	31.5%	5.7%
Adjusted Effective Tax Rate(3)	7.3%	25.0%	25.4%	21.2%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(3.6)%	(10.3)%	(5.3)%	15.0%
Adjustments:
Total non-GAAP adjustments	1.9%	6.8%	2.7%	(18.1)%
Interest expense	1.6%	1.6%	1.6%	2.2%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	(0.1)%	(1.9)%	(1.0)%	(0.9)%
Divestitures(1)	—%	—%	—%	(1.1)%
Margin for Adjusted Operating Income	(0.1)%	(1.9)%	(1.0)%	(2.0)%

ADJUSTED EBITDA MARGIN
EBITDA Margin Before Adjustment for Divestitures	4.5%	(2.6)%	2.8%	23.4%
Adjustments:
Divestitures(1)	—%	—%	—%	(0.2)%
EBITDA Margin	4.5%	(2.6)%	2.8%	23.2%
Total non-GAAP adjustments	2.0%	6.6%	2.6%	(18.3)%
Divestitures(1)	—%	—%	—%	0.2%
Adjusted EBITDA Margin Before Adjustment for Divestitures	6.5%	4.0%	5.4%	5.1%
Divestitures(1)	—%	—%	—%	(1.2)%
Adjusted EBITDA Margin	6.5%	4.0%	5.4%	3.9%

EXHIBIT 99.1

Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Operating Cash Flow	$39	$41	$(73)	$(50)
Cost of additions to land, buildings and equipment	(15)	11	(59)	(28)
Cost of additions to internal use software	(7)	(5)	(22)	(28)
Free Cash Flow	$17	$47	$(154)	$(106)
Free Cash Flow	$17	$47	$(154)	$(106)
Transaction costs	5	2	14	20
Direct response costs - cyber event payments	8	—	17	—
Vendor finance lease payments	(3)	(3)	(13)	(17)
Proceeds from failed sale-leaseback transactions	—	—	5	—
Tax payment related to divestitures and litigation recoveries	1	16	1	44
Adjusted Free Cash Flow	$28	$62	$(130)	$(59)
__________
(1)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.
(2)Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.
(4)Average shares for the 2025 and 2024 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividends of approximately $3 million each quarter.